Fourth Quarter and Fiscal Year 2025 Earnings Supplement Angel Oak Mortgage REIT, Inc.

Important Notices 2 References herein to our “Company,” “AOMR,” “we,” “us,” or “our” refer to Angel Oak Mortgage REIT, Inc. and its subsidiaries, including Angel Oak Mortgage Operating Partnership, LP (the “Operating Partnership”), unless the context requires otherwise. Unless otherwise indicated, the term “Angel Oak” refers coll ectively to Angel Oak Capital Advisors, LLC (“Angel Oak Capital”) and its affiliates, including Falcons I, LLC, our external manager (our “Manager”), Angel Oak Companies, LP (“Angel Oak Companies ”), and the proprietary mortgage lending platform of its affiliate , Angel Oak Mortgage Solutions LLC ( “Angel Oak Mortgage Lending”). References to “AOMT” refer to Angel Oak Mortgage Trust, Ang el Oak’s securitization platform, including its subsidiaries and affiliates. References to “MM” mean in millions. References to “UPB” mean unpaid principal balance. References to “Closed End Seconds” mean residential mortgage loans that are subordinate to the primary or first lien mortgage loans on a residential property. References to “HELOCs” are defined as home equity lines o f credit, which are lines of credit secured by a residential property owned by the borrower. References to “CLTV” mean combined loan -to-value ratio, which is calculated as the primary or first lien mortgage loan amount plus any additional borrowings secured by the property (such as a Closed -End Second or HELOC) divided by the estimated value of the property. This presentation has been prepared by the Company solely for your information and may not be reproduced or redistributed, in whole or in part, to any other person. The information contained in this presentation is provided to you as a summary as of the date of this presentation and is subject to change without not ice. The Company does not undertake any obligation to update this presentation to reflect actual events, circumstances or changes in expectations. This presentation was prepared based upon in formation believed to be reliable. However, the Company does not make any representation or warranty with regard to the accuracy or completeness of the information herein and some of such in formation was obtained from published sources or other third parties without independent verification. This presentation contains certain forward -looking statements that are subject to various risks and uncertainties, including, wi thout limitation, statements relating to the performance of our investments. Forward -looking statements are generally identifiable by use of forward -looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or by the negative of these words and phrases or other similar words or expressions. Forward -looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projecti ons of results of operations, liquidity and/or financial condition or state other forward-looking information. Our ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although we believe that such forward -looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward -looking statements. Factors that could have a material adverse effect on future results and performance relative to those set forth in or implied by the related forward-looking statements, as well as on our business, financial condition, liquidity, results of operations and prospects, inc lude, but are not limited to: (see next page): Angel Oak Mortgage REIT, Inc.

Important Notices 3 • the effects of adverse conditions or developments in the financial markets and the economy upon our ability to acquire target assets such as non -qualified residential mortgage (“non- QM”) loans, particularly those sourced from Angel Oak’s proprietary mortgage lending platform, Angel Oak Mortgage Lending; • the level and volatility of prevailing interest rates and credit spreads; • changes in our industry, inflation, interest rates, business strategies, target assets, the debt or equity markets, the gener al economy (or in specific regions) or the residential real estate finance and real estate markets specifically; • general volatility of the markets in which we invest; • changes in the availability of attractive loans and other investment opportunities, including non -QM loans sourced from Angel Oak Mortgage Lending; • the ability of our Manager to locate suitable investments for us, manage our portfolio, and implement our strategy; • our ability to profitably execute securitization transactions; • our ability to obtain and maintain financing arrangements on favorable terms, or at all; • the adequacy of collateral securing our investments and a decline in the fair value of our investments; • the timing of cash flows, if any, from our investments; • the operating performance, liquidity, and financial condition of borrowers; • increased rates of default and/or decreased recovery rates on our investments; • changes in prepayment rates on our investments; • the departure of any of the members of senior management of the Company, our Manager, or Angel Oak; • the availability of qualified personnel; • conflicts with Angel Oak, including our Manager and its personnel, including our officers, and entities managed by Angel Oak; • events, contemplated or otherwise, such as acts of God, including hurricanes, wildfires, earthquakes, and other natural disas ters, including those resulting from global climate change, pandemics, acts of war or terrorism, the initiation or escalation of military conflicts, and others that may cause unanticipa ted and uninsured performance declines, disruptions in markets, and/or losses to us or the owners and operators of the real estate securing our investments; • the occurrence of certain geopolitical events (including global trade disputes related to tariffs) that affect the normal and peaceful course of international relations; • impact of and changes in governmental regulations, tax laws and rates, accounting principles and policies and similar matters ; • the level of governmental involvement in the U.S. mortgage market; • future changes with respect to the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation in the mor tgage market and related events, including the lack of certainty as to the future roles of these entities and the U.S. Government in the mortgage market and changes to legislation and regulations affecting these entities; • effects of hedging instruments on our target assets and our returns, and the degree to which our hedging strategies may or ma y not protect us from interest rate volatility; • our ability to make distributions to our stockholders in the future at the level contemplated by our stockholders or the mark et generally, or at all; • our ability to continue to qualify as a real estate investment trust for U.S. federal income tax purposes; and • our ability to maintain our exclusion from regulation as an investment company under the Investment Company Act of 1940, as a mended. Readers are cautioned not to place undue reliance on any of these forward -looking statements, which reflect our management’s vie ws only as of the date of this presentation. Actual results and performance may differ materially from those set forth in or implied by our forward -looking statements. New risks and uncertaint ies arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by applicable law, we assume no obligation, and do not intend to, update or otherwise revise any of our forward -looking statements, whether as a result of new information, future events or otherwise. Angel Oak Mortgage REIT, Inc.

Q4 & FY 2025 Highlights & Financial Results 4

Financial Results 5 FY 2025 NII of $41.1MM versus FY 2024 NII of $36.9MM, an expansion of $4.2MM, or 11%, this marks the second straight year of double digit % expansion in NII FY 25 Net Interest Income (“NII”) Declared dividend of $0.32 / common share to be paid on February 27, 2026 Dividend GAAP Diluted EPS: $ 1.80 / common share Dist. EPS: $ 0.59 / common share FY 25 GAAP & Distributable Earnings per Share (“EPS”) 1 GAAP BV: $10.74 / common share Economic BV: $12.70 / common share FY 25 GAAP / Economic Book Value (“BV”) 1 1 See Appendix for definition and reconciliation to comparable GAAP metrics. 2 Based on % of unpaid principal balance that is 90+ days delinquent across Whole Loans, RMBS, and Residential Loans In Securitization Trust KEY COMMENTARY • Purchased $861.8MM of loans with a weighted average coupon (“WAC”) of 7.79%, a weighted average combined loan -to-value ratio (“CLTV”) of 65.4%, and a weighted average non-zero credit score of 756 in FY 2025 • GAAP Book Value increased 5.6% and Economic Book Value decreased 3.1% as of the end of 2025 versus the end of 2024 • In the fourth quarter, executed the AOMT 2025-10 securitization as the sole contributor of loans, contributing loans with a total unpaid principal balance of $274.3MM, and participated in the AOMT 2025-HB2 securitization, contributing HELOCs with an unpaid principal balance of $58.6 million • Participated in four securitization transactions in 2025, contributing a total of $704MM of unpaid principal balance • Exercised, along with our affiliates, the combined call rights on the AOMT 2019-2 and AOMT 2019-4 securitizations, and re -securitized the underlying loans in AOMT 2025-R1 (in which we do not hold any economic interest) • The weighted average 90+ day delinquency rate across residential whole loans, loans in securitization trust, and RMBS portfolios was 2.18% 2 as of the end of 2025, down from 2.43%2 as of the end of 2024 and down from 2.20% as of the end of the third quarter 2025 Angel Oak Mortgage REIT, Inc. Interest Income and Net Interest Income expanded by 30 % and 11%, respectively, in FY 2025 vs. FY 2024

Net Interest Income and Average Asset Balances 6Angel Oak Mortgage REIT, Inc. $000s Interest Income / Expense Average Balance Interest Income / Expense Average Balance Interest Income Residential Mortgage Loans 20,120 272,486$ 18,677$ 271,658$ Residential Loans in Securitization Trust 105,452 1,879,665$ 74,757 1,441,354 Commercial Loans 420 5,202$ 345 5,231 RMBS and Majority-Owned Affiliate 14,623 140,395$ 12,851 146,829 CMBS 990 5,275$ 1,520 6,276 US Treasury Securities 61 1,667$ 564 11,411 Other Interest Income 1,989 46,232$ 1,713 38,711 Total Interest Income 143,655$ 110,427$ Interest Expense Notes Payable 12,838$ 203,448$ 13,158$ 191,134$ Non-Recourse Securitization Obligation collateralized by Residential Mortgage Loans 77,948 1,747,061 54,262 1,360,602 Repurchase Facilities 3,631 62,436 3,808 61,060 Senior Unsecured Notes 8,138 73,023 2,274 21,986 Total Interest Expense 102,555$ 73,502$ Net Interest Income 41,100$ 36,925$ 2025 2024

Recourse Debt to Equity Trend 7 1 Recourse debt excludes Non -Recourse Financing Obligations, collateralized by residential loans in securitization trusts Notes Payable vs. Recourse Debt 1 to Equity Trend ($ millions) Angel Oak Mortgage REIT, Inc. KEY COMMENTARY ▪ As of December 31, 2025, our Recourse Debt to Equity Ratio was approximately 1.4x – Our Recourse Debt to Equity Ratio is expected to remain below 2.5x going forward $101 $333 $129 $360 $119 $343 $219 1.2x 1.8x 1.0x 2.3x 1.1x 1.9x 1.4x 0.9x 0.7x 3.0x 1.0x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x $0 $200 $400 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Notes Payable Total Recourse Debt to Equity Recourse Debt to Equity excl. T-Bill Repurchase Agreements and/or Post Quarter-End Securitization Activity

AOMR 2025 -10 Securitization 8 KEY COMMENTARY • $274.3MM Securitization; Face Value of securities sold $260.6MM • 7.40% weighted average coupon of loans • The A1 through A3 tranches were sold as well as the majority of the M1 tranche; the Company retains the economics of the unsold tranches • Weighted average non-zero credit score: 759; weighted average CLTV: 70.1% 2025 -10 Securitization Details at Issuance Angel Oak Mortgage REIT, Inc. In October 2025, AOMR was the sole participant in the $274.3MM AOMT 2025 -10 securitization and contributed loans with a 7.40% Weighted Average Coupon Class Total Balance Balance Sold Initial Coupon Fair Market Value A1-A $166,109,000 $166,109,000 4.96% $166,105,811 A1-B $27,434,000 $27,434,000 4.96% $27,433,473 A2 $13,854,000 $13,854,000 5.16% $13,853,744 A3 $41,561,000 $41,561,000 5.37% $41,560,360 M1 $12,208,000 $11,660,000 5.72% $12,207,698 B1 $10,014,000 6.93% $9,779,006 B2 $2,880,000 6.93% $2,685,726 B3 $274,969 6.93% $240,296 XS $274,334,969 N/A $11,081,158 A-IO-S $271,652,750 N/A $1,875,137 Total $274,334,969 $260,618,000 $286,822,409

AOMR 2025-HB2 Securitization

In December 2025, AOMR participated in the $281.4MM AOMT 2025-HB2 securitization; the weighted average coupon of Home Equity Lines of Credit (HELOCs) contributed to the deal was 10.7%

2025-HB2 Securitization Details at Issuance

Class	Total Balance	Balance Sold	Initial Coupon	Fair Market Value
A1	$212,026,000	$212,026,000	5.69%	$212,026,000
M1	$15,195,000	$15,195,000	6.24%	$15,195,000
M2	$13,788,000	$13,788,000	6.54%	$13,788,000
M3	$13,928,000	$13,928,000	6.84%	$13,928,000
B1	$12,663,000	$12,381,000	7.84%	$12,663,000
B2	$6,612,000		9.09%	$6,612,000
B3	$7,176,254		13.85%	$6,241,805
XS	$281,388,254		7.64%	$19,491,567
A-IO-S	$281,388,254		N/A	$717,343
Total	**$281,388,254**	**$267,318,000**		**$300,662,715**

KEY COMMENTARY

- $281.4MM Securitization; Face Value of securities sold $267.3MM
- **10.70%** weighted average coupon of loans
- The A1 through M3 tranches were sold as well as the majority of the B1 tranche; the Company retains its proportional share of the economics of the unsold tranches
- Weighted average non-zero credit score: **740**; weighted average CLTV: **63.3%**

Angel Oak Mortgage REIT, Inc.

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429 183 439 201 426 294 1,453 1,697 1,672 1,903 1,862 2,077 302 321 419 383 256 305 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Residential Whole Loans Residential Loans in Securitization Trust RMBS & Investment in MOA Target Asset Composition 10 1 Reflects Target Asset Balances as of quarter end, which includes Residential Loans, Residential Loans in Securitization Trust , RMBS, and Investment in majority -owned affiliate (“MOA”) Target Asset Composition 1 ($ millions) Angel Oak Mortgage REIT, Inc. • A $215MM increase in Residential Whole Loans in Securitization Trust and a $49MM increase in RMBS & Investment in MOA drove the majority of the increase in total Target Assets in Q4 2025 vs Q3 2025, offset by a decrease in Residential Whole Loans • Residential Whole Loans decreased and Residential Loans in Securitization Trust increased in the fourth quarter versus the third quarter due to securitization activity, offset by new loan purchases • The quarter over quarter increase in RMBS & Investment in MOA is driven by approximately $43MM more Whole Pool RMBS securities held short term at quarter end in Q4 2025 versus Q3 2025, as well as the 2025 -HB2 securitization Key Commentary 2,184 2,201 2,531 2,487 2,544 2, 676

GAAP Book Value per Share 11Angel Oak Mortgage REIT, Inc. $10.17 ($0.96) $1.39 $10.60 ($0.32) $0.46 $10.74 12/31/2024 BV 9/30/2025 BV BV Change 1 through Q3 2025 Dividends Paid through Q3 2025 1 Excluding quarterly dividend impact ▪ GAAP Book Value per share increased by $0.57, or 5.6%, as of the end of Q4 2025 versus the end of Q4 2024; GAAP Book Value per share increased by $0.14, or 1.3%, as of the end of Q4 2025 versus the end of Q3 2025 ▪ GAAP Book Value per Share increased by 18.2% in Q4 2025 versus Q4 2024 excluding our dividend; GAAP Book Value per Share increased by 4.3% in Q4 2025 versus Q3 2025 excluding our dividend GAAP Book Value Change Drivers & Highlights Note: All Book Value statistics represented on a per share basis Q4 2025 Dividend Q4 2025 BV Change 1 Q4 2025 BV

Economic Book Value 12Angel Oak Mortgage REIT, Inc. $13.10 ($0.96) $0.58 $12.72 ($0.32) $0.30 $12.70 1 Excluding quarterly dividend impact 2 See Appendix for definition and reconciliation to comparable GAAP metrics ▪ Economic Book Value per Share 2 decreased by $0.40, or 3.1%, as of the end of Q4 2025 versus the end of Q4 2024; Economic Book Value per Share 2 decreased by $0.02, or 0.2%, as of the end of Q4 2025 versus the end of Q3 2025 ▪ Economic Book Value per Share increased by 6.7% in Q4 2025 versus Q4 2024 excluding our dividend; Economic Book Value per Share increased by 2.3% in Q4 2025 versus Q3 2025 excluding our dividend Economic Book Value Growth Drivers & Highlights Note: All Book Value statistics represented on a per share basis Economic Book Value reflects the impact of fair value changes for sold bonds associated with securitized obligations collateralized by loans in securitization trusts 12/31/2024 EBV 9/30/2025 EBV EBV Change 1 through Q3 2025 Dividends Paid thru Q3 2025 Q4 2025 Dividend Q4 2025 EBV Change 1 Q4 2025 EBV

Distributable Earnings

	Three Months Ended		Twelve Months Ended	
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands)			
Net income (loss) allocable to common stockholders	$ 11,315	$ (15,055)	$ 44,024	$ 28,750
Adjustments:				
Net unrealized (gains) losses on trading securities	1,645	196	(216)	1,026
Net unrealized (gains) losses on derivatives	427	136	1,307	(2,849)
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	(8,380)	23,560	(28,578)	(5,313)
Net unrealized (gains) losses on residential loans	1,879	839	(3,271)	(16,598)
Net unrealized (gains) losses on commercial loans	-	21	-	(27)
Non-cash equity compensation expense	423	177	1,354	2,041
Distributable Earnings	$ 7,309	$ 9,874	$ 14,620	$ 7,030

Key Commentary

- Q4 2025 Distributable Earnings exclude a total of $4.4MM of unrealized gains, primarily driven by valuation increases to residential loans in securitization trusts and non-recourse securitization obligation, offset by unrealized losses on residential whole loans and trading securities
- For FY 2025, Distributable Earnings exclude $30.8MM of unrealized gains, primarily driven by valuation increases to residential loans in securitization trusts and non-recourse securitization obligation, as well as unrealized gains on residential whole loans and trading securities
- Realized losses associated with interest rate hedges against certain assets are included in Distributable Earnings, but the unrealized gains associated with increases in the valuation of those assets are excluded

Note: Please see Appendix for the Company's definition of Distributable Earnings.

Angel Oak Mortgage REIT, Inc.

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Key Portfolio Statistics 14

Key Portfolio Statistics: Residential Loans 15 Residential Loans by Borrower Type RESIDENTIAL LOAN PORTFOLIO: Residential Loans represent individual loans awaiting securitization Total Fair Value : $294.1MM Weighted Average Coupon: 7.38% Weighted Average CLTV at Origination: 70.5% Weighted Average FICO Score at Loan Origination: 760 % of Loans 90+ Days Delinquent (based on Unpaid Principal Balance): 0.4% Residential Loan Geographic Diversification Residential Loan Portfolio Non-Zero Credit Score Distribution Residential Loan Portfolio Coupon Rate Distribution Angel Oak Mortgage REIT, Inc. As of December 31, 2025 No state in “Other” represents more than a 4% concentration of the residential mortgage loans that we owned directly as of December 31, 2025; percentages may not total to 100 % due to rounding 0 50 100 150 200 250 # o f Lo an s Credit Score 0 50 100 150 200 250 # o f Lo an s Coupon Rate (%)

60% 63% 66% 69% 72% 75% Q 2 2 0 2 2 Q 3 2 0 2 2 Q 4 2 0 2 2 Q 1 2 0 2 3 Q 2 2 0 2 3 Q 3 2 0 2 3 Q 4 2 0 2 3 Q 1 2 0 2 4 Q 2 2 0 2 4 Q 3 2 0 2 4 Q 4 2 0 2 4 Q 1 2 0 2 5 Q 2 2 0 2 5 Q 3 2 0 2 5 Q 4 2 0 2 5 FD ICF BS HELOC Key Portfolio Statistics: Residential Loans by Product Type Detail 16 Residential Loans by Product Angel Oak Mortgage REIT, Inc. Weighted Average Non -Zero Credit Score by Product Weighted Average CLTV by Product As of December 31, 2025 FD: Full Documentation, Just Missed Prime BS: Bank Statement Borrower ICF: Investor Loans Weighted Average Coupon by Product Investor Loans, 32% Just Missed Prime, 13% Loans Made to Bank Statement Borrowers, 44% HELOCs and Closed End Seconds, 11% 700 720 740 760 780 Q 2 2 0 2 2 Q 3 2 0 2 2 Q 4 2 0 2 2 Q 1 2 0 2 3 Q 2 2 0 2 3 Q 3 2 0 2 3 Q 4 2 0 2 3 Q 1 2 0 2 4 Q 2 2 0 2 4 Q 3 2 0 2 4 Q 4 2 0 2 4 Q 1 2 0 2 5 Q 2 2 0 2 5 Q 3 2 0 2 5 Q 4 2 0 2 5 FD ICF BS HELOC 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% Q 2 2 0 2 2 Q 3 2 0 2 2 Q 4 2 0 2 2 Q 1 2 0 2 3 Q 2 2 0 2 3 Q 3 2 0 2 3 Q 4 2 0 2 3 Q 1 2 0 2 4 Q 2 2 0 2 4 Q 3 2 0 2 4 Q 4 2 0 2 4 Q 1 2 0 2 5 Q 2 2 0 2 5 Q 3 2 0 2 5 Q 4 2 0 2 5 FD ICF BS HELOC

Key Portfolio Statistics: Loans in Securitization Trust 17 As of December 31, 2025 No state in “Other” represents more than a 3% concentration in the underlying collateral; percentages may not total to 100% due to rounding 1 Conditional Prepayment Rate (“CPR”) is a method of expressing the prepayment rate for a mortgage pool that assumes that a con stant fraction of the remaining principal is prepaid each month or year Loans in Securitization Trust Geographic Diversification Angel Oak Mortgage REIT, Inc. CA, 31% FL, 20% TX, 7% NY, 5% GA, 3% Other, 35% $000s 2021 2022 2023 2024 2025 UPB of loans 366,221$ 499,335$ 230,963$ 477,234$ 516,830$ 2,090,583$ Number of loans 967 1,210 519 1,127 1,124 4,947 Weighted Average Loan Coupon 4.75% 4.62% 4.48% 7.46% 7.45% 5.97% Average Loan Amount 379$ 413$ 445$ 423$ 460$ 424$ Weighted Average LTV at loan origination and deal date 64.3% 65.4% 66.0% 67.7% 69.6% 66.9% Weighted Average Credit Score at loan origination and deal date 747 744 736 744 757 747 Current 3 month CPR 1 12.8% 9.1% 7.7% 13.9% 17.0% 12.6% 90+ Delinquency (as a % of UPB) 2.5% 1.5% 3.2% 1.6% 0.7% 1.7% Total / Weighted Average Vintage

CA, 33% FL, 19% TX, 7% NY, 4% GA, 3% Other, 35% Key Portfolio Statistics: RMBS & Residential Loans in Sec. Trust 18 RMBS & RESIDENTIAL LOANS IN SECURITIZATION TRUST PORTFOLIO: Includes (1) legacy retained tranches of securitizations that AOMR was not a sole contributor to, (2) RMBS purchased in the secondary market (if any), and (3) Residential Loans in Securitization Trust. Total Fair Value: $2.159B Weighted Average Coupon1: 6.2% Weighted Average LTV1: 67.3% 90 Day Delinquency (as a % of UPB) 1: 2.28% As of December 31, 2025 No state in “Other” represents more than a 4% concentration of the underlying collateral 1 Based on UPB of entire RMBS and Residential Loans In Securitization Trust as of December 31, 2025 ; does not include Whole Pool RMBS. 2 As % of Original UPB. LTV Trend 1 Angel Oak Mortgage REIT, Inc. 90+ Day Delinquency Trend 1,2 Portfolio Geographic Diversification 1 67% 68% 69% 70% 71% 72% Mar 22 Jun 22 Sep 22 Dec 22 Mar 23 Jun 23 Sep 23 Dec 23 Mar 24 Jun 24 Sep 24 Dec 24 Mar 25 Jun 25 Sep 25 Dec 25 0% 2% 4% 6% 8% Jun 22 Sep 22 Dec 22 Mar 23 Jun 23 Sep 23 Dec 23 Mar 24 Jun 24 Sep 24 Dec 24 Mar 25 Jun 25 Sep 25

Appendix 19

Target approximately one securitization per quarter to lock in funding term and rates and provide capital for additional loan purchases Seek to consistently grow asset base of loans and securities to drive increasing returns Intend to d eclare quarterly dividends that balance shareholder income and long-term book value appreciation Effectively identify, assess, and act upon key opportunities and risks in appropriate markets AOMR is a business, not a trade – management will make key decisions in the best long -term interest of our shareholders The AOMR Model 20 Source and purchase high -quality, non-QM loans leveraging the infrastructure, scale, and expertise of the Angel Oak ecosystem Loan Acquisition Securitization Financing Growing Book Value Quarterly Dividend Holistic Portfolio Management Long-Term Focus AOMR seeks to generate strong risk -adjusted returns and long -term capital appreciation to deliver attractive total economic return to our shareholders Angel Oak Mortgage REIT, Inc.

AOMR Investment Strategy 21 ACQUIRE PREDOMINANTLY NON-QM LOANS SECURITIZE LOANS RETAIN PORTIONS OF SECURITIZATION REINVEST • Typically retain the bottom 5 -10% of market value of the securitization • Retention of subordinated and interest-only tranches can drive higher returns without additional financial leverage • Securitization enables us to: ‒ Secure a fixed cost of financing ‒ Replace largely mark -to-market financial leverage with term structural leverage • AOMR’s relationship with Angel Oak Companies enables AOMR to purchase high-quality loans tailored to its desired profile • Non-QM loans offer an attractive risk - adjusted return in a growing market segment • Utilize structural term leverage from securitizations, portfolio returns, and loan financing facilities to purchase high quality non-QM loans • Utilize the breadth and depth of Angel Oak to act upon key market opportunities and risks Our acquisition, securitization, and reinvestment processes enable us to consistently deliver on our business model Angel Oak Mortgage REIT, Inc.

Illustrative Securitization Structure


Senior Bonds (AAA, AA, A rating)
~85 - 90% of the deal
Mezzanine Bonds (BBB, BB, B rating)
~5 - 10% of the deal
Junior Equity (unrated)
Interest Only
~0 - 10% of the deal

KEY CHARACTERISTICS

- Senior and mezzanine bonds receive a fixed coupon
- Junior bonds receive the net Weighted Average Coupon of collateral
- Interest-only tranches receive remaining excess spread between the collateral pool and the coupon on the senior, mezzanine, and junior bonds
  - This excess spread is sensitive to prepayments
- Bonds can typically be called after two to three years

- Angel Oak intends to retain bonds where it finds the best relative value, which may include Subordinated Bonds, Junior Equity (credit sensitive), and IO Bonds (prepayment sensitive)
- Retaining these bonds creates a natural hedge in the portfolio as the B2 and B3 bonds tend to perform well in a faster prepayment environment, whereas the XS and AIOS interest only bonds tend to experience reduced cash flows

Angel Oak Mortgage REIT, Inc.

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Income Statement (Unaudited) 23Angel Oak Mortgage REIT, Inc. (in thousands) December 31, 2025 December 31, 2024 December 31, 2025 December 31, 2024 INTEREST INCOME, NET Interest income $ 39,034 $ 31,869 $ 143,655 $ 110,427 Interest expense 28,142 22,007 102,555 73,502 NET INTEREST INCOME 10,892 9,862 41,100 36,925 REALIZED AND UNREALIZED GAINS(LOSSES), NET Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS 1,374 5,300 (10,863) (9,228) Net unrealized gain (loss) on trading securities, mortgage loans, portion of debt at fair value option, and derivative contracts 4,429 (24,753) 30,758 23,761 TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET 5,803 (19,453) 19,895 14,533 EXPENSES Operating expenses 1,351 1,505 5,004 6,786 Operating expenses incurred with affiliate 522 402 1,901 1,845 Stock compensation 423 177 1,354 2,041 Securitization costs 1,703 2,215 3,569 3,799 Management fee incurred with affiliate 1,158 1,166 4,612 4,976 TOTAL OPERATING EXPENSES 5,157 5,465 16,440 19,447 INCOME (LOSS) BEFORE INCOME TAXES 11,539 (15,056) 44,555 32,011 Income tax expense (benefit) 224 - 531 3,261 NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS $ 11,315 $ (15,056) $ 44,024 $ 28,750 Other comprehensive income (loss) (318) (3,034) 2,161 1,500 TOTAL COMPREHENSIVE INCOME (LOSS) $ 10,997 $ (18,090) $ 46,185 $ 30,250 For the Three Months Ended: For the Twelve Months Ended: (in thousands, except for share and per share data)

Consolidated Balance Sheet (Unaudited) 24Angel Oak Mortgage REIT, Inc. December 31, 2025 December 31, 2024 ASSETS Residential mortgage loans - at fair value $ 294,134 $ 183,064 Residential mortgage loans in securitization trusts - at fair value 2,076,776 1,696,995 RMBS - at fair value 280,005 300,243 Cash and cash equivalents 41,619 40,762 Restricted cash 3,666 2,131 Principal and interest receivable 10,354 8,141 TBA securities and interest rate futures contracts - at fair value 240 1,515 Other assets 42,984 36,918 Total assets $ 2,749,778 $ 2,269,769 LIABILITIES AND STOCKHOLDERS' EQUITY LIABILITIES Notes payable $ 218,757 $ 129,459 Non-recourse securitization obligations, collateralized by residential loans in securitization trusts 1,915,321 1,593,612 Securities sold under agreements to repurchase 54,041 50,555 Senior unsecured notes 89,023 47,740 TBA securities and interest rate futures contracts - at fair value 32 - Due to broker 198,191 201,994 Accrued expenses 2,021 2,291 Accrued expenses payable to affiliate 783 766 Interest payable 3,423 934 Income taxes payable - 2,785 Management fee payable to affiliate 663 666 Total liabilities $ 2,482,255 $ 2,030,802 STOCKHOLDERS' EQUITY Common stock, $0.01 par value. As of December 31, 2025: 350,000,000 shares authorized, 24,914,647 shares issued and outstanding. As of December 31, 2024: 350,000,000 shares authorized, 23,500,175 shares issued and outstanding 249 234 Additional paid-in capital 474,577 461,057 Accumulated other comprehensive (loss) (1,314) (3,475) Retained earnings (deficit) (205,989) (218,849) Total stockholders' equity $ 267,523 $ 238,967 Total liabilities and stockholders' equity $ 2,749,778 $ 2,269,769 As of: (in thousands, except for share data)

Appendix: GAAP Reconciliation of Distributable Earnings (Unaudited) 25 Distributable Earnings is a non -GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with GAAP, excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non -cash equity compensation expense, (5) the incentive fee earned by our Manager, (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distri butable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distrib utable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to s imi lar measures presented by other REITs. Angel Oak Mortgage REIT, Inc. December 31, 2025 December 31, 2024 December 31, 2025 December 31, 2024 Net income (loss) allocable to common stockholders 11,315$ (15,055)$ 44,024$ 28,750$ Adjustments: Net unrealized (gains) losses on trading securities 1,645 196 (216) 1,026 Net unrealized (gains) losses on derivatives 427 136 1,307 (2,849) Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation (8,380) 23,560 (28,578) (5,313) Net unrealized (gains) losses on residential loans 1,879 839 (3,271) (16,598) Net unrealized (gains) losses on commercial loans - 21 - (27) Non-cash equity compensation expense 423 177 1,354 2,041 Distributable Earnings 7,309$ 9,874$ 14,620$ 7,030$ Three Months Ended Twelve Months Ended (in thousands)

Appendix: GAAP Reconciliation of Economic Book Value (Unaudited)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	in thousands, except for share and per share data				
GAAP total stockholders' equity	267,523	264,165	246,389	251,480	238,967
Adjustments:					
Fair value adjustment for securitized debt held at amortized cost	48,789	52,770	61,846	63,593	68,784
Stockholders' equity including economic book value adjustments	$ 316,312	$ 316,935	$ 308,235	$ 315,073	$ 307,751
Number of shares of common stock outstanding at period end	24,914,647	24,914,035	23,765,202	23,500,175	23,500,175
GAAP Book value per share of common stock	$ 10.74	$ 10.60	$ 10.37	$ 10.70	$ 10.17
Economic book value per share of common stock	$ 12.70	$ 12.72	$ 12.97	$ 13.41	$ 13.10

"Economic book value" is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in the table above in our end of period total stockholders' equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders' equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Angel Oak Mortgage REIT, Inc.

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Condensed Income Statement History (Unaudited)

(in thousands)	FY23	1Q24	2Q24	3Q24	4Q24	FY24	1Q25	2Q25	3Q25	4Q25	FY25
Interest Income	95,953	25,212	25,902	27,444	31,869	110,427	32,867	35,094	36,659	39,034	143,655
Interest Expense	67,052	16,633	16,439	18,424	22,007	73,502	22,780	25,154	26,479	28,142	102,555
NET INTEREST INCOME	**28,901**	**8,579**	**9,463**	**9,020**	**9,862**	**36,925**	**10,087**	**9,940**	**10,180**	**10,892**	**41,100**
Net realized gain (loss) on mortgage loans, deritivate contracts, RMBS, and CMBS	(37,526)	(1,422)	(6,770)	(6,335)	5,300	(9,228)	(3,182)	(2,499)	(6,557)	1,374	(10,863)
Net unrealized gain (loss) on trading securities, mortgage loans, portion of debt at fair value option, and derivative contracts	63,489	10,684	2,658	35,172	(24,753)	23,761	16,625	(1,576)	11,280	4,429	30,758
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	**25,963**	**9,262**	**(4,112)**	**28,837**	**(19,453)**	**14,533**	**13,443**	**(4,075)**	**4,723**	**5,803**	**19,895**
Operating expenses	9,889	2,563	2,148	2,013	1,906	8,631	1,617	1,787	1,627	1,874	6,905
Stock compensation	1,689	630	630	604	177	2,041	237	296	398	423	1,354
Securitization costs	2,484	174	1,410	-	2,215	3,799	-	1,866	-	1,703	3,569
Management fee incurred with affiliate	5,842	1,313	1,294	1,204	1,166	4,976	1,145	1,149	1,161	1,157	4,612
EXPENSES	**19,904**	**4,680**	**5,482**	**3,821**	**5,465**	**19,447**	**2,999**	**5,098**	**3,186**	**5,157**	**16,440**
INCOME (LOSS) BEFORE TAXES	**34,960**	**13,161**	**(131)**	**34,036**	**(15,056)**	**32,011**	**20,531**	**767**	**11,717**	**11,539**	**44,555**
Income tax expense (benefit)	1,246	287	142	2,832	-	3,261	-	-	307	224	531
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	**33,714**	**12,874**	**(273)**	**31,204**	**(15,056)**	**28,750**	**20,531**	**767**	**11,410**	**11,315**	**44,024**
Other comprehensive income (loss)	16,152	1,703	125	2,706	(3,034)	1,500	(695)	(491)	3,665	(318)	2,161
TOTAL COMPREHENSIVE INCOME (LOSS)	**49,866**	**14,577**	**(148)**	**33,910**	**(18,090)**	**30,250**	**19,836**	**276**	**15,075**	**10,997**	**46,185**

Angel Oak Mortgage REIT, Inc.

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Balance Sheet History (Unaudited)

(in thousands)	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25
Assets:								
Residential Mortgage Loans - at fair value	368,446	158,940	428,909	183,064	439,460	200,665	425,775	294,134
Residential mortgage loans in securitization trusts - at fair value	1,201,210	1,447,901	1,452,907	1,696,995	1,672,189	1,902,721	1,862,330	2,076,776
RMBS - at fair value	445,136	266,752	283,105	300,243	398,272	361,884	235,024	280,005
U.S. Treasury Securities - at fair value	149,805	149,957	49,971	-	74,959	-	-	-
Cash and cash equivalents	39,421	43,956	42,052	40,762	38,696	40,500	51,598	41,619
Restricted cash	2,799	2,146	2,679	2,131	4,774	3,867	1,833	3,666
Principal and interest receivable	10,591	6,174	6,630	8,141	9,823	6,836	14,781	10,354
TBA securities and interest rate futures contracts - at fair value	-	1,702	1,651	1,515	1,421	-	1,944	240
Other assets	34,547	36,246	35,962	36,918	36,941	38,015	44,825	42,984
Total Assets	**2,251,955**	**2,113,774**	**2,303,866**	**2,269,769**	**2,676,535**	**2,554,488**	**2,638,109**	**2,749,778**
Liabilities:								
Notes payable	284,002	101,200	333,042	129,459	360,470	118,619	342,608	218,757
Non-recourse securitization obligation, collateralized by residential loans in securitization trusts	1,146,641	1,372,272	1,353,758	1,593,612	1,556,075	1,767,929	1,726,657	1,915,321
Securities sold under agreements to repurchase	193,493	201,051	102,876	50,555	148,467	68,062	54,041	54,041
Senior unsecured notes			47,616	47,740	47,865	88,601	88,795	89,023
TBA securities and interest rate futures contracts - at fair value	889	-	-	-	947	4,355	1,309	32
Due to broker	359,892	181,847	194,697	201,994	302,619	254,228	153,819	198,191
Accrued expenses	1,119	653	2,000	2,291	2,539	2,812	1,952	2,021
Accrued expenses payable to affiliate	257	397	657	766	248	393	588	783
Interest payable	800	460	1,312	934	1,865	2,258	2,173	3,423
Income taxes payable	1,528	78	2,785	2,785	2,785	163	163	-
Management fee payable to affiliate	10	10	25	666	1,175	679	1,840	663
Total Liabilities	**1,988,631**	**1,857,968**	**2,038,768**	**2,030,802**	**2,425,055**	**2,308,099**	**2,373,945**	**2,482,255**
Equity:								
Common stock	249	249	234	234	234	238	249	249
Additional paid in capital	477,698	478,328	461,249	461,057	461,294	463,580	474,154	474,577
Accumulated other comprehensive income (loss)	(3,272)	(3,147)	(441)	(3,475)	(4,170)	(4,661)	(996)	(1,314)
Retained (deficit) earnings	(211,351)	(219,624)	(195,944)	(218,849)	(205,878)	(212,768)	(209,242)	(205,989)
Total Stockholders Equity	**263,324**	**255,806**	**265,098**	**238,967**	**251,480**	**246,389**	**264,165**	**267,523**
Total Liabilities and Equity	**2,251,955**	**2,113,774**	**2,303,866**	**2,269,769**	**2,676,535**	**2,554,488**	**2,638,110**	**2,749,778**

Angel Oak Mortgage REIT, Inc.

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